Exhibit 107

Calculation of Filing Fee Table

F-1

(Form Type)

TH International Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation and Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary share, par value $0.00000939586994067732 per share, underlying warrants (Primary Offering)(2)	Other	5,650,000	$11.50	(3)	$64,975,000	$110.20 per $1,000,000	$7,160.25
	Equity	Ordinary share, par value $0.00000939586994067732 per share, underlying warrants (Primary Offering)(4)	Other	17,250,000	$11.50	(3)	$198,375,000	$110.20 per $1,000,000	$21,860.93
	Equity	Ordinary share, par value $0.00000939586994067732 per share (Secondary Offering)(5)	Rule 457(c)	55,399,324	$3.935	(6)	$217,996,339.94	$110.20 per $1,000,000	$24,023.20
	Debt Convertible into Equity	Ordinary share, par value $0.00000939586994067732 per share, underlying conversion notes (Secondary Offering)(7)	Other	6,752,041	$3.935	(6)	$26,569,281.34	$110.20 per $1,000,000	$2,927.94
	Equity	Warrants to purchase Ordinary share (Secondary Offering)(9)	Other	5,650,000	—		—	—	—	(8)
	Equity	Ordinary share, par value $0.00000939586994067732 per share, underlying warrants (Secondary Offering)(10)	Other	5,650,000	—		—	—	—	(8)
Fee Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$507,915,621		$55,972.32
	Total Fee Offsets								$34,492.35
	Net Fee Due								$21,479.97

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional ordinary shares of the Registrant (“Ordinary Shares”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding Ordinary Shares, as applicable.

(2)	Consists of (i) 1,200,000 Ordinary Shares issuable by the Registrant upon the exercise of PIPE Warrants (as defined in this Registration Statement) and (ii) 4,450,000 Ordinary Shares issuable by the Registrant upon the exercise of Sponsor Warrants (as defined in this Registration Statement).

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(4)	Consists of 17,250,000 Ordinary Shares issuable by the Registrant upon the exercise of Public Warrants (as defined in this Registration Statement),

(5)	Consists of an aggregate of 5,399,324 outstanding Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Ordinary Share as reported on October 11, 2022, which was approximately $3.935 per share.

(7)	Pursuant to the indenture governing the Registrant’s Convertible Notes (as defined in this Registration Statement), this value represents the maximum aggregate number of Ordinary Shares issuable upon conversion of the Convertible Notes, including additional PIK Notes issuable through the maturity of the Convertible Notes based on assumed interest rates as described in the indenture. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of additional Ordinary Share as may be issuable from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(8)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Ordinary Share.

(9)	Consists of an aggregate of 5,650,000 warrants registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 1,200,000 PIPE Warrants and (ii) 4,450,000 Sponsor Warrants.

(10)

Consists of an aggregate of 5,650,000 Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 1,200,000 shares issuable upon exercise of the PIPE

Warrants and (iii) 4,450,000 shares issuable upon exercise of the Sponsor Warrants.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	TH International Limited	Form F-4	333-259743(11)	9/23/2021		$34,492.35	Equity	Shares underlying Warrants included as part of the Units	26,150,000	$316,153,500
Fee Offset Sources	TH International Limited	Form F-4	333-259743(11)		7/20/2022						$34,492.35

(11)	The Registrant previously registered 26,150,000 Ordinary Shares issuable on the exercise of the Public Warrants and Sponsor Warrants under a registration statement on Form Form 4 (File No. 333-259743) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of those Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Ordinary Shares under the Prior Registration Statement.